UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 16, 2015
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MARINA DISTRICT FINANCE COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)
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New Jersey	333-173275	22-3767829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Borgata Way
Atlantic City, NJ 08401
(Address of Principal Executive Offices, Including Zip Code)

(609) 317-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 16, 2015, Marina District Finance Company, Inc. (the “Company”) entered into a Lender Joinder Agreement and Refinancing Amendment (the “Joinder Agreement”) among the Company, Marina District Development Company, LLC (“MDDC”), Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto. The Joinder Agreement increases the Term Commitments under the Amended and Restated Credit Agreement dated as of July 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein or in the Joinder Agreement shall have the meanings given to such terms in the Credit Agreement) among the Company, MDDC, various lenders and Wells Fargo Bank, National Association, as administrative agent, letter of credit issuer and swing line lender, by an aggregate amount of $650,000,000 (the “Incremental Term Loan”).

Drawings of the Incremental Term Loan can be funded in multiple drawings. The proceeds from the initial draw on the Incremental Term Loan (the “Initial Incremental Term Loan”) will be used to repay the Company’s outstanding 9.875% Senior Secured Notes due 2018 (the “2018 Notes”). The interest rate per annum applicable to the Incremental Term Loan will be (a) the Effective Eurodollar Rate (defined below) plus the Term Loan Applicable Rate (defined below) if and to the extent the Incremental Term Loan is a Eurodollar Rate Loan under the Credit Agreement and (b) the Base Rate plus the Term Loan Applicable Rate if and to the extent the Incremental Term Loan is a Base Rate Loan under the Credit Agreement. “Effective Eurodollar Rate” means, for any interest period, the greater of (x) the Eurodollar Rate in effect for such interest period and (y) 1.00%. “Term Loan Applicable Rate” means (x) in the case of a Eurodollar Rate Loan, (i) at any time that the Total Leverage Ratio is equal to or greater than 4.50 to 1.0, 6.00%, (ii) at any time that the Total Leverage Ratio is equal to or greater than 3.50 to 1.0 but less than 4.50 to 1.0, 5.75%, (iii) at any time that the Total Leverage Ratio is equal to or greater than 3.00 to 1.0 but less than 3.50 to 1.0, 5.50%, (iv) at any time that the Total Leverage Ratio is equal to or greater than 2.50 to 1.0 but less than 3.00 to 1.0, 5.25%, and (v) at any time that the Total Leverage Ratio is less than 2.50 to 1.0, 5.00%, and (y) in the case of Base Rate Loans, (i) at any time that the Total Leverage Ratio is equal to or greater than 4.50 to 1.0, 5.00%, (ii) at any time that the Total Leverage Ratio is equal to or greater than 3.50 to 1.0 but less than 4.50 to 1.0, 4.75%, (iii) at any time that the Total Leverage Ratio is equal to or greater than 3.00 to 1.0 but less than 3.50 to 1.0, 4.50%, (iv) at any time that the Total Leverage Ratio is equal to or greater than 2.50 to 1.0 but less than 3.00 to 1.0, 4.25%, and (v) at any time that the Total Leverage Ratio is less than 2.50 to 1.0, 4.00%.

The Incremental Term Loan has yield protection in the event that the effective yield for any term facility under the Credit Agreement (other than the Incremental Term Loan) is higher than the effective yield for the Incremental Term Loan by more than 50 basis points, in which case the interest rates referred to above shall be increased to the extent necessary so that the effective yield for the Incremental Term Loan is equal to the effective yield for such other term facility minus 50 basis points.

The Incremental Term Lender has the benefit of the covenants currently set forth in the Credit Agreement. The Joinder Agreement adds a covenant that limits the capital expenditures of MDDC, the Company, and their subsidiaries to $40,000,000 in any fiscal year (and up to $10,000,000 of any such amount not utilized in any fiscal year may be carried over for expenditure in the following fiscal year (but not any fiscal years thereafter)). The Joinder Agreement also adds a covenant that limits payment of dividends or distributions with respect to equity interests issued by MDDC (or any of its subsidiaries including the Company) (including by repurchase, redemption, sinking fund or other retirement) or payment or prepayment of subordinated debt (including by redemption, purchase or defeasance) to the amount of Excess Cash Flow not required to be used to prepay the Term Loans under the Credit Agreement and then only if the Total Leverage Ratio is greater than levels set forth in the Joinder Agreement.

The Company is required to make repayments on the Incremental Term Loan on or before the last business day of each fiscal quarter of the Company commencing with the fiscal quarter ending December 31, 2015 in an amount equal to 0.25% of the original principal amount of the Incremental Term Loan. The Company is required to repay the remaining outstanding principal amount of the Incremental Term Loan on July 16, 2023.

In addition to the mandatory prepayments required pursuant to the Credit Agreement, following repayment in full of the term facility currently outstanding under the Credit Agreement, the Company is required to prepay the Incremental Term Loan (a) based on a certain percentage of Excess Cash Flow and (b) with proceeds received in connection with any cash settlement of any disputed property tax assessment if the Total Leverage Ratio was greater than 3.00 to 1.00 as of the most recently ended fiscal quarter of MDDC prior to the date such proceeds were received.

With some exceptions, in the event of a full or partial prepayment of the Incremental Term Loan prior to the third anniversary of the Incremental Term Facility Effective Date, such prepayment will include a premium in an amount equal to (a) 4.00% of the principal amount so prepaid, in the case of any such prepayment on or prior to the first anniversary of the Incremental Term Facility Effective Date, (b) 2.00% of the principal amount so prepaid, in the case of any such prepayment after the first anniversary of the Incremental Term Facility Effective Date but on or prior to the second anniversary of the Incremental Term Facility Effective Date and (c) 1.00% of the principal amount so prepaid, in the case of any such prepayment after the second anniversary of the Incremental Term Facility Effective Date but on or prior to the third anniversary of the Incremental Term Facility Effective Date.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated into this Current Report by reference.

Item 8.01. Other Events.

On July 17, 2015, the Company issued a conditional notice of redemption to redeem all of its outstanding 2018 Notes. The redemption price for the 2018 Notes will be 102.469% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. The principal and redemption premium will be paid from the proceeds of the Initial Incremental Term Loan. Accrued interest and other fees will be funded in part by the Initial Incremental Term Loan.

The redemption will be effected pursuant to the provisions of the Indenture and will be conditional upon the receipt by the Trustee of funds sufficient to pay the redemption price on or prior to the redemption date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Lender Joinder Agreement and Refinancing Amendment, dated as of July 16, 2015, among Marina District Finance Company, Inc., Marina District Development Company, LLC, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 17, 2015	MARINA DISTRICT FINANCE COMPANY, INC.

	By:	/s/ Josh Hirsberg
Josh Hirsberg
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Lender Joinder Agreement and Refinancing Amendment, dated as of July 16, 2015, among Marina District Finance Company, Inc., Marina District Development Company, LLC, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.